UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 1, 2012

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Terex Corporation (the “Company”) is filing this Current Report on Form 8-K to provide Unaudited Pro Forma Condensed Combined Statement of Income for the twelve months ended December 31, 2011 that illustrates the effect of the acquisition of Demag Cranes AG had it occurred on January 1, 2011.  The Unaudited Pro Forma Condensed Combined Statement of Income was derived from the unaudited historical Consolidated Statement of Income of Demag Cranes AG for the seven and a half months ended August 15, 2011, which was prepared by management of Demag Cranes AG, and adjustments to conform Demag Cranes AG’s financial statements presented in accordance with International Financial Reporting Standards (IFRS) with accounting principles generally accepted in the United States of America (U.S. GAAP) and our accounting policies, combined with our Consolidated Statement of Income for the fiscal year ended December 31, 2011, with acquisition-related adjustments reflected in the period presented.

The allocation of the purchase price for the acquisition of Demag Cranes AG used in the Unaudited Pro Forma Condensed Combined Statement of Income set forth below is based upon estimates and assumptions by management. We believe that such information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed.

The Unaudited Pro Forma Condensed Combined Statement of Income, including the notes thereto, do not reflect (i) any potential cost savings or other synergies that could result from the combined operations of the Company and Demag Cranes AG and (ii) the incurrence or repayment of any indebtedness by us since January 1, 2012. The Unaudited Pro Forma Condensed Combined Statement of Income is presented for illustrative purposes only and does not purport to be indicative of the combined results of operations for future periods or the results that would have been achieved if Demag Cranes AG had been acquired on January 1, 2011.

The Unaudited Pro Forma Condensed Combined Statement of Income should be read in conjunction with our audited consolidated financial statements and notes thereto and our other financial information pertaining to the Company contained in our Current Report on Form 8-K, as filed with the SEC on November 1, 2012.

	Year Ended December 31, 2011
	Historical				Pro Forma
(dollars in millions)	Terex Corporation Year ended December 31, 2011 (*)	Demag Cranes AG January 1, 2011 through August 15, 2011 in IFRS	U.S. GAAP Adjustments January 1, 2011 through August 15, 2011	Notes	Pro Forma Adjustments	Notes	Pro Forma
Net sales	$6,504.6	$923.5	$(12.9)	(a)	$-		$7,415.2
Cost of goods sold	(5,544.3)	(652.6)	7.2	(b)	19.6	(g), (i), (j)	(6,170.1)
Gross profit	960.3	270.9	(5.7)		19.6		1,245.1
Selling, general and administrative expenses	(879.1)	(250.6)	(5.1)	(c)	26.5	(g), (h)	(1,108.3)
Income (loss) from operations (q)	81.2	20.3	(10.8)		46.1		136.8
Other income (expense)
Interest income (expense) net	(120.6)	(10.6)	5.2	(d)	(26.1)	(k), (l)	(152.1)
Other income (expense) – net	123.9	2.5	-		13.8	(m), (n)	140.2
Income (loss) from continuing operations before income taxes	84.5	12.2	(5.6)		33.8		124.9
(Provision for) benefit from income taxes	(50.4)	(28.7)	1.7	(e)	18.2	(o)	(59.2)
Income (loss) from continuing operations	$34.1	$(16.5)	$(3.9)		$52.0		$65.7
Net (income) loss attributable to noncontrolling interest	$4.5	$(0.1)	$0.7	(f)	$(7.4)	(p)	$(2.3)
Income (loss) from continuing operations attributable to Terex Corporation	$38.6	$(16.6)	$(3.2)		$44.6		$63.4
Income (loss) from continuing operations attributable to Terex Corporation common stockholders:
Basic	$0.35						$0.58
Diluted	$0.35						$0.57
Weighted average number of shares outstanding in per share calculation:
Basic	109.5						109.5
Diluted	110.7						110.7

(*)	Includes Demag Cranes AG for the period August 16, 2011 through December 31, 2011.

Note: The following summarizes the purchase price allocation for the transaction.
Total assets acquired:	$2,549.2
Total liabilities assumed:	(1,159.6)
Noncontrolling interest:	(253.0)
$1,136.6

(a)	Adjustment of $12.9 million to conform to our revenue recognition principles associated with guarantees for the period January 1, 2011 through August 15, 2011.
(b)

Decrease to cost of goods sold of $10.9 million to conform to our expense recognition principles associated with guarantees and the recognition of $3.7 million of pension expense reclassified from interest income (expense) - net for the period January 1, 2011 through August 15, 2011.

(c)

Recognition of research and development costs of $3.6 million and pension expense reclassified from interest income (expense) - net of $1.5 million for the period January 1, 2011 through August 15, 2011.

(d)	Adjustment to reclassify pension expense to cost of goods sold and selling, general and administrative expenses of $5.2 million for the period January 1, 2011 through August 15, 2011.
(e)

Income tax benefit of $1.7 million from items included in the incremental loss associated with U.S. GAAP adjustments for the period January 1, 2011 through August 15, 2011. These adjustments are based on the estimated statutory rate in effect for the period.

(f)	Allocation of $0.7 million of loss associated with U.S. GAAP adjustments for the period January 1, 2011 through August 31, 2011, attributable to 18% noncontrolling interest holders of Demag Cranes AG.
(g)

Depreciation expense of $4.8 for the period January 1, 2011 through August 15, 2011 recorded in cost of goods sold. Depreciation expense of $3.0 million for the period January 1, 2011 through August 15, 2011 recorded in selling, general and administrative costs. These expenses are a result of the fair value increases to the carrying value of property, plant and equipment. The weighted-average useful lives are 13.2 years and are depreciated on a straight-line basis.

(h)

Acquisition-related costs of $29.5 million recorded by Demag Cranes AG during the period January 1, 2011 through August 15, 2011 were removed as the charge is non-recurring and directly related to the acquisition.

(i)

Incremental amortization expense of $17.0 million for the period January 1, 2011 through August 15, 2011 recorded in cost of goods sold. These expenses are a result of the recognition and measurement of identified intangible assets. The customer relationship intangible assets are being amortized over a weighted-average period of 16 years, in-process research and development intangible assets are amortized over 5 years and technology intangible assets are amortized over 6 years.

(j)	Adjustment of $41.4 million to remove amortization of inventory step-up as the charge is non-recurring and directly related to the acquisition.
(k)

Interest expense of $26.9 million for the period January 1, 2011 through August 15, 2011, related to $733.9 million of long-term debt incurred for the acquisition. The interest rate used for this calculation was 5.7%, which represented Terex's current borrowing rate on debt issued to fund the acquisition. If this interest rate increased or decreased by 0.125%, interest expense would have increased or decreased by approximately $0.6 million for the period January 1, 2011 through August 15, 2011.

(l)

Accretion of debt fair value adjustment of $0.8 million recorded by Terex during the period August 16, 2011 through December 31, 2011 were removed as the charge is non-recurring and directly related to the acquisition.

(m)	Amortization of debt issuance costs of $2.0 million for the period January 1, 2011 through August 15, 2011 related to the debt incurred for the acquisition.
(n)	Acquisition-related costs of $15.8 million recorded by Terex in 2011 were removed as the charge is non-recurring and directly related to the acquisition.
(o)

Income tax benefit of $18.2 million principally relates to the elimination of income tax expense for the write-off of German net operating loss (NOL) deferred tax assets in anticipation of the acquisition reported in the Demag Cranes AG historical results and the tax impact of the other pro forma adjustments for the period January 1, 2011 through December 31, 2011. If the acquisition were to have occurred on January 1, 2011, the write off of the NOL deferred tax asset would have occurred in purchase accounting and so the expense has been excluded in the pro forma adjustment. These adjustments are based on the estimated statutory tax rates applied for the period.

(p)

Allocation of $7.4 million of income associated with Pro Forma adjustments and Demag Cranes AG historical results for the period January 1, 2011 through December 31, 2011, attributable to 18% noncontrolling interest holders of Demag Cranes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 1, 2012

TEREX CORPORATION

By:	/s/ Phillip C. Widman
Phillip C. Widman
Senior Vice President and Chief Financial Officer